Exhibit 23.7 to Amendment No. 2
to Form S-1 Registration Statement
Hanover Gold Company, Inc.


                  Consent of Hydrometrics, Inc.

We consent to the inclusion in the prospectus constituting a part of this registration statement on Form S-1 of the reference to this firm. By executing this consent, we do not mean to infer that we deem ourselves "experts" within the meaning and for the purposes outlined in Section 11 of the Securities Act of 1933, as amended.

Hydrometrics, Inc.

Helena, Montana
August 11, 1997